SECURITIES REPURCHASE AGREEMENT

This Securities Repurchase Agreement (this “Agreement”) is made this October 29, 2025, by and between [ ] (the “Seller”) and LM Funding America, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H

WHEREAS, in August 2025, the Company completed certain equity financings, pursuant to which the Company issued and sold shares of its common stock, par value $0.001 per share (“Common Stock”), and warrants to purchase shares of Common Stock (the “Warrants”), to certain institutional investors in (i) a private placement transaction (the “PIPE Offering”) pursuant to that certain Securities Purchase Agreement, dated as of August 18, 2025, and (ii) immediately following the closing of the PIPE Offering, a registered direct offering of shares of common stock and concurrent private placement of warrants to purchase shares of common stock (the “RD Offering”) pursuant to that certain Securities Purchase Agreement, dated as of August 18, 2025.

WHEREAS, the Seller was an investor in the PIPE Offering and/or RD Offering, whereby the Seller purchased and acquired, and the Company sold and issued, or caused its transfer agent to issue, shares of Common Stock and Warrants in connection with the consummation of the PIPE Offering and RD Offering, as applicable.

WHEREAS, Seller desires to sell to the Company the number of shares of Common Stock (the “Repurchased Shares”) and Warrants (the “Repurchased Warrants”, and together with the Repurchased Shares, the “Securities”) set forth opposite the Seller’s name on Schedule I hereto, and the Company desires to repurchase and redeem the Securities from Seller, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties, intending to be legally bound, hereby agree as follows.

A G R E E M E N T

1.
Sale of Securities.
1.1.
Sale of Securities. At Closing (as defined below) and subject to the terms and conditions hereof, the Company shall repurchase the Securities from the Seller and the Seller shall sell and assign the Securities to the Company.
1.2.
Purchase Price. The aggregate price to be paid by the Company to Seller for the Securities shall be the aggregate purchase price set forth on Schedule I hereto (the “Purchase Price”).
2.
Representations and Warranties of Seller. The Seller hereby represents and warrants to the Company as follows, which representations and warranties shall survive the Closing:
2.1.
Seller is the sole owner of the Securities and (i) the Securities are free and clear of all pledges, liens, security interests and other encumbrances, and (ii) at the Closing, the Company will acquire good and valid title to the Securities, free and clear of all pledges, liens, security interests and other encumbrances.
2.2.
The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Seller. This Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors’ rights generally.
2.3.
The Seller has the absolute and unrestricted right, power and authority to enter into and perform this Agreement and the other documents and instruments to be executed and delivered by the Seller pursuant hereto and to consummate the transactions contemplated hereby and thereby.
2.4.
The Seller acknowledges and agrees that, except as expressly set forth in this Agreement, the Company is not making any express or implied representations or warranties in connection with the transactions contemplated hereby, and the Company hereby disclaims any other express or implied representations or warranties with respect to itself. The Seller acknowledges that by reason of the Seller’s business or financial experience or the business or financial experience of the Seller’s professional advisers who are unaffiliated with the Company and who are not compensated by the Company, the Seller has the capacity to protect the Seller’s own interests in connection with the sale of the Securities to the Company and to make an informed investment decision. The Seller is capable of evaluating the potential risks and benefits of the sale hereunder of the Securities.
2.5.
The Seller has received all of the information that the Seller considers necessary or appropriate for deciding whether to sell the Securities hereunder and perform the other transactions contemplated hereby. The Seller further represents that the Seller has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company and to seek from the Company such additional information as the Seller has deemed necessary to verify the accuracy of any such information furnished or otherwise made available to the Seller by or on behalf of the Company.
2.6.
Seller acknowledges and agrees that following the Closing, Seller will no longer have any rights or obligations with respect to either the Repurchased Shares or Repurchased Warrants, and following the Seller’s transfer and sale of the Repurchased Warrants to the Company, the Repurchased Warrants shall be terminated and be of no further force or effect.
3.
Representations and Warranties of the Company. The Company hereby represents and warrants to the Seller as follows, which representations and warranties shall survive the Closing:
3.1.
The Company is a corporation validly organized and existing under the laws of the State of Delaware. The Company has full legal authority to enter into and perform this Agreement and the other documents and instruments to be executed and delivered by the Company pursuant hereto and to consummate the transactions contemplated hereby and thereby.
3.2.
The execution and delivery of this Agreement by the Company and the other documents and instruments to be executed and delivered by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors’ rights generally.

4.
Closing.
4.1.
Time and Place. The closing of the sale and purchase of the Securities (the “Closing”) shall take place at a mutually determined time and date, but not later than two (2) business days subsequent to the date hereof, through the electronic exchange of signature pages.
4.2.
Closing Deliveries of Seller. At the Closing, the Seller shall deliver to the Company or its designee (i) the Repurchased Shares, (ii) the Repurchased Warrants, (iii) if required by the Company’s transfer agent, a stock power duly executed by the Seller in the form required by the Company and (iv) such other documents as are reasonably requested by the Company or its transfer agent necessary to effectuate the transfer of the Securities.
4.3.
Closing Deliveries of the Company. At the Closing, the Company shall deliver to the Seller the Purchase Price via wire transfer to an account designated by Seller in writing.
5.
Miscellaneous.
5.1.
Successors. This Agreement shall be binding upon and inure to the benefit of the Seller and the Company and their respective successors and permitted assigns. This Agreement may not be assigned by the Seller without the express written consent of the Company.
5.2.
Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated hereby.
5.3.
Expenses. The Seller and the Company shall pay their respective expenses incurred in connection with the negotiation, execution and performance of this Agreement.
5.4.
Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed given when deposited in the U.S. mail, postage prepaid, addressed as indicated below:
(a)
If to the Company, to:

LM Funding America, Inc.

1200 Platt Street, Suite 1000

Tampa, FL 33606

Attention: Rick Russel

With a copy to:

Foley & Lardner, LLP

100 North Tampa Street, Suite 2700

Tampa, Florida 33602

Attention: Curt Creely, Esq.

(b)
If to the Seller, to the address set forth on the signature page hereto.

5.5.
Headings. All article and section headings are inserted for convenience only and shall not affect the interpretation of this Agreement.

5.6.
Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or other reasonable electronic means), each of which shall be deemed an original, but which together shall constitute one and the same instrument.
5.7.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.
5.8.
Jurisdiction. Each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of Florida and the courts of the United States of America located in the State of Florida over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. Each party waives any objection it may have to venue of any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby in the courts of the State of Florida or the courts of the United States of America, in each case, located in the State of Florida, or any argument that such suit, action or proceeding brought in the courts of the State of Florida or the courts of the United States of America, in each case, located in the State of Florida, was brought in an inconvenient court, and each party agrees not to plead or claim the same.

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

COMPANY

LM FUNDING AMERICA, INC. By: Name: Rick Russell Title: Chief Financial Officer
SELLER [____] By: Name: Title: [insert address]

SCHEDULE I

Repurchased Securities

Aggregate Purchase Price: $___________

	Number of Shares/Warrants	Original Issue Date
Shares of Common Stock
Warrants	_____ shares before reset _______ shares after reset

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers unto LM Funding America, Inc., a Delaware corporation (the “Company”), _______ shares of the common stock of the Company held by the undersigned, and does hereby irrevocably constitute and appoint the Secretary of the Company to transfer such shares on the books of the Company.

Dated as of October _____, 2025.

[NAME OF SELLER]

By:

Name:

Title: